UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2012

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15819	13-3883101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
15 Huangpu Science and Technology Park Jiang’an District Wuhan, Hubei Province, PRC		430023
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (011) 86 27 65694977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01           Regulation FD Disclosure.

On July 12, 2012, Kingold Jewelry, Inc. (the “Company”) issued a press release announcing that its Board of Directors had authorized the Stock Repurchase Plan described below in Item 8.01. The press release is attached hereto as Exhibit 99.1.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On July 12, 2012, the Company’s Board of Directors authorized a Stock Repurchase Plan to permit the repurchase by the Company of up to $10 million of issued and outstanding shares of the Company’s common stock in the open market or in privately negotiated transactions at any time and from time to time during the twelve-month period ending July 12, 2013. Repurchases will be made under the Stock Repurchase Plan using the Company’s own cash resources. These repurchases, if and when made, will be made subject to market conditions, applicable legal requirements (including federal and state securities laws as well as rules of the Securities and Exchange Commission) and other factors. The Stock Repurchase Plan does not obligate the Company to acquire any particular amount of its common stock and the Stock Repurchase Plan may be modified, extended or terminated at any time at the Company’s discretion.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

99.1	Press release of Kingold Jewelry, Inc., dated July 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGOLD JEWELRY, INC.

By:	/s/ Bin Liu
Name: Bin Liu Title: Chief Financial Officer

Date: July 12, 2012